As filed with the Securities and Exchange Commission on May 8, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HERITAGE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1857900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Fifth Avenue SW, Olympia WA 98501	98501
(Address of principal executive offices)	(Zip Code)

Heritage Financial Corporation 2023 Omnibus Equity Plan
(Full title of the plan)

Kaylene M. Lahn	John F. Breyer, Jr.
Senior Vice President and Corporate Secretary	Breyer & Associates PC
Heritage Financial Corporation 201 Fifth Avenue S.W.	8180 Greensboro Drive, Suite 785
Olympia, Washington 98501	McLean, Virginia 22102
Telephone: (360) 943-1500	Telephone: (703) 883-1100
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Heritage Financial Corporation 2023 Omnibus Equity Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933. This document is not being filed with the Commission, but constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.        Incorporation of Documents by Reference
The following documents previously or concurrently filed by Heritage Financial Corporation (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the “Prospectus”):
(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 24, 2023 (File No. 000-29480);
(b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and
(c) the description of the Registrant’s common stock, no par value per share, set forth in the Registrant’s Registration Statement on Form 8-A, registering the Registrant’s common stock, pursuant to Section 12(b) of the Exchange Act, filed on January 6, 1998 and all amendments thereto or reports filed for the purpose of updating such descriptions (File No. 000-29480).
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” and not “filed” for purposes of the Exchange Act) after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus which is a part hereof.
All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

ITEM 4.        Description of Securities
Not applicable.

ITEM 5.        Interests of Named Experts and Counsel
Not applicable.

ITEM 6.        Indemnification of Directors and Officers
Article 16 of the Registrant’s Articles of Incorporation provides that, the Registrant will reimburse and indemnify the directors and officer-directors of the Registrant and its subsidiaries for judgments, penalties or penalty taxes, fines, settlements and reasonable expenses, including attorneys’ fees actually incurred by such person in connection with any action, suit or proceeding by reason of the fact that such person is or was a director or officer-director unless the liability and expenses were on account of conduct finally adjudged to be egregious conduct as defined in the Articles of Incorporation. In addition, Article 16 provides that the directors and officer-directors of the Registrant shall not be personally liable for monetary damages to the Registrant for conduct as a director or officer-director unless the conduct is finally adjudged to be egregious conduct as defined in the Articles of Incorporation.

The Registrant is organized under the Washington Business Corporation Act (the “WBCA”) which, in general, empowers Washington corporations to indemnify a person made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, amounts paid in settlements, penalties and fines actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Washington corporations may not indemnify a person in connection with such proceedings if the person was adjudged to have received an improper personal benefit.
The WBCA also empowers Washington corporations to provide similar indemnity to such a person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, unless the person was adjudged liable to the corporation.
If authorized by the articles of incorporation of a Washington corporation or by its shareholders, a Washington corporation may indemnify and advance expenses to the persons described above without regard to the limitations described above, provided that such indemnity will not cover acts or omissions of the person finally adjudged to be intentional misconduct or a knowing violation of law, conduct finally adjudged to involve a violation of WBCA Section 23B.08.310 (related to certain unlawful distributions), and any transaction with respect to which it was finally adjudged that the person received a benefit to which such person was not legally entitled. Unless limited by the articles of incorporation of a Washington corporation, the WCBA further provides that a Washington corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because of being a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.
The WBCA also permits a Washington corporation to purchase and maintain on behalf of such person’s insurance against liabilities incurred in such capacities. Heritage has obtained a policy of directors’ and officers’ liability insurance.
The WBCA further permits Washington corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the WBCA does not eliminate or limit the liability of a director for any of the following: (i) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) conduct violating WBCA Section 23B.08.310; or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
The Registrant maintains a directors’ and officers’ liability insurance policy that insures its directors and officers against certain liabilities.

ITEM 7.        Exemption From Registration Claimed
Not applicable.

ITEM 8.        Exhibits
The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of the Registrant (1)
4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant (2)
4.2	Amended and Restated Bylaws of the Company (3)
4.3	Form of Certificate of Common Stock of the Registrant (4)
4.4	Heritage Financial Corporation 2023 Omnibus Equity Plan (5)
4.5	Form of Restricted Stock Unit Award Agreement under the Heritage Financial Corporation 2023 Omnibus Equity Plan (6)
4.6	Form of Performance-Based Restricted Stock Unit Award Agreement under the Heritage Financial Corporation 2023 Omnibus Equity Plan (6)

Exhibit No.	Description of Exhibit
5.0	Opinion of Breyer & Associates PC (6)
23.1	Consent of Crowe LLP (6)
23.2	Consent of Breyer & Associates PC (contained in opinion filed as Exhibit 5.0) (6)
24.0	Power of Attorney (contained in the signature page of the Registration Statement) (6)
107.0	Filing Fee Table (6)
(1) Incorporated by reference to Exhibit 3.1(B) to the Registrant’s Current Report on Form 8-K filed on May 18, 2010.
(2) Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 18, 2011.
(3) Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on June 30, 2020.
(4) Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1/A filed on October 29, 1997.
(5) Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 22, 2023.
(6) Filed herewith.

ITEM 9.        Undertakings
(a) The undersigned Registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Olympia, State of Washington, on May 8, 2023.

HERITAGE FINANCIAL CORPORATION
(Registrant)

/S/ JEFFREY J. DEUEL
Jeffrey J. Deuel
President and Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby makes, constitutes and appoints Jeffrey J. Deuel or Donald. J. Hinson his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date

/s/ Jeffrey J. Deuel	President and Chief Executive Officer
Jeffrey J. Deuel	(Principal Executive Officer)	May 8, 2023

/s/ Don J. Hinson	Executive Vice President and Chief Financial Officer
Don J. Hinson	(Principal Financial and Accounting Officer)	May 8, 2023

/s/ Eric K. Chan
Eric K. Chan	Director	May 8, 2023

/s/ Brian S. Charneski
Brian S. Charneski	Director	May 8, 2023

/s/ Trevor D. Dryer
Trevor D. Dryer	Director	May 8, 2023

/s/ Kimberly T. Ellwanger
Kimberly T. Ellwanger	Director	May 8, 2023

/s/ Deborah J. Gavin
Deborah J. Gavin	Director	May 8, 2023

/s/ Gail B. Giacobbe
Gail B. Giacobbe	Director	May 8, 2023

/s/ Jeffrey S. Lyon
Jeffrey S. Lyon	Director	May 8, 2023

Signature	Title	Date
/s/ Frederick B. Rivera
Frederick B. Rivera	Director	May 8, 2023

/s/ Brian L. Vance
Brian L. Vance	Board Chair	May 8, 2023

/s/ Ann Watson
Ann Watson	Director	May 8, 2023
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